Exhibit 32.1
Certification of
Chief Executive Officer
of First Financial Bankshares, Inc.
This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States code) and accompanies the annual report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2006 of First Financial Bankshares, Inc.
I, F. Scott Dueser, the President and Chief Executive Officer of the Issuer certify that:
1. the Form 10-K fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and
2. the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: February 23, 2007

By:	/s/ F. SCOTT DUESER
F. Scott Dueser
Chief Executive Officer

Subscribed and sworn to before me this 23rd day of February, 2007.

/s/ Gaila N. Kilpatrick
Gaila N. Kilpatrick
Notary Public

My commission expires: April 15, 2009